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                               CUSTODY AGREEMENT
                               -----------------

     THIS AGREEMENT made as of the 3rd day of August, 1993, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and OBERWEIS EMERGING GROWTH FUND, a Massachusetts business trust having its principal office and place of business at c/o Alpha Source Asset Management, Inc., 2 North LaSalle Street, Chicago, Illinois 60602 ("Fund").

                                  WITNESSETH:

     WHEREAS, Fund desires to appoint Investors Fiduciary Trust Company as custodian of the securities and monies of Fund's investment portfolio; and
     WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;
     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:
1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as custodian of the Fund which is to include:
     A. Appointment as custodian of the securities and monies at any time owned by the Fund; and
     B. Appointment as agent to perform certain accounting and recordkeeping functions required of a duly registered investment company in compliance with applicable provisions of federal, state and local laws, rules and regulations including, as may be required:
        1. Providing Fund the reports and performing the functions described on Exhibit A hereto and as otherwise agreed by Fund and Custodian,
        2. Calculating daily net asset value of the Fund, and
        3. Acting as liaison with independent auditors.
2. DELIVERY OF CORPORATE DOCUMENTS. Fund has delivered or will deliver to Custodian prior to the effective date of this Agreement, copies of the following

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     documents and all amendments or supplements thereto, properly certified or authenticated:
     A. Resolutions of the Board of Trustees of Fund appointing Custodian as custodian hereunder and approving the form of this Agreement; and
     B. Resolutions of the Board of Trustees of Fund designating certain persons to give instructions on behalf of Fund to Custodian and authorizing Custodian to rely upon written instructions over their signatures.
3.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.
     A.   Delivery of Assets
          Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it except as permitted by the Investment Company Act of 1940 or from time to time coming into its possession during the time this Agreement shall continue in effect. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.
     B.   Delivery of Information
          Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with the failure of Fund to provide Custodian any information needed by the Custodian knowledgeably to perform its functions hereunder.
     C.   Delivery of Assets to Third Parties
          Custodian will receive delivery of and keep safely the assets of Fund delivered to it from time to time and the assets of each Portfolio segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as perrnitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section

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     3.S. of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 3.S. of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the applicable Portfolio of the Fund. The Custodian is responsible for the safekeeping of the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to subcustodians selected by Custodian (other than subcustodians appointed at the request of Fund pursuant to Section 3.S. of this Agreement), for which Custodian remains responsible. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company or other depository approved by the Fund (as such entities are defined at 17 CFR Section 270.17f-4(b).
D.   Registration of Securities
     Custodian will hold stocks and other registerable portfolio securities of Fund registered in the name of Fund or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee. All securities, and the ownership thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as the shareholder of record of securities held in custody.
E.   Exchange of Securities
     Upon receipt of instructions as defined herein in Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares,

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     change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.
F.   Purchases of Investments of the Fund
     Fund will, on each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:
     1.  The name of the Portfolio making such purchase;
     2.  The name of the issuer and description of the security;
     3. The number of shares or the principal amount purchased, and accrued interest, if any;
     4.  The trade date;
     5.  The settlement date;
     6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
     7.  The total amount payable upon such purchase; and
     8. The name of the person from whom or the broker or dealer through whom the purchase was made.
     In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased by or for the account of Fund except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total

                                       4
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     amount payable upon such purchase. Such payment will be made only upon receipt by Custodian of the securities so purchased in form for transfer satisfactory to Custodian.
G. Sales and Deliveries of Investments of the Fund -- Other than Options and Futures
     Fund will, on each business day on which a sale of investment securities of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:
     1. The name of the Portfolio making such sale;
     2. The name of the issuer and description of the securities;
     3. The number of shares or principal amount sold, and accrued interest, if any;
     4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;
     5. The trade date;
     6. The settlement date;
     7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
     8. The total amount to be received by Fund upon such sale; and
     9. The name and address of the broker or dealer through whom or person to whom the sale was made.
     In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

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H.   Purchases or Sales of Security Options, Options on Indices and Security
     Index Futures Contracts
     Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:
     1. The name of the Portfolio making such purchase or sale;
     2. Security Options
        a. The underlying security;
        b. The price at which purchased or sold;
        c. The expiration date;
        d. The number of contracts;
        e. The exercise price;
        f. Whether the transaction is an opening, exercising, expiring or closing transaction;
        g. Whether the transaction involves a put or call;
        h. Whether the option is written or purchased;
        i. Market on which option traded;
        j. Name and address of the broker or dealer through whom the sale or purchase was made.
     3. Options on Indices
        a. The index;
        b. The price at which purchased or sold;
        c. The exercise price;
        d. The premium;
        e. The multiple;
        f. The expiration date;
        g. Whether the transaction is an opening, exercising, expiring or closing transaction;
        h. Whether the transaction involves a put or call;
        i. Whether the option is written or purchased;

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

        j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.
     4. Security Index Futures Contracts
        a. The last trading date specified in the contract and, when available, the closing level, thereof;
        b. The index level on the date the contract is entered into;
        c. The multiple;
        d. Any margin requirements;
        e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
        f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.
     5. Options on Index Future Contracts
        a. The underlying index future contract;
        b. The premium;
        c. The expiration date;
        d. The number of options;
        e. The exercise price;
        f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
        g. Whether the transaction involves a put or call;
        h. Whether the option is written or purchased; and
        i. The market on which the option is traded.

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I.   Securities Pledged or Loaned
     If specifically allowed for in the prospectus of Fund, and subject to the terms and conditions of a separate securities lending agreement between Fund and Custodian:
     1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.
     2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.
J.   Routine Matters
     Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Board of Trustees of Fund.

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K.   Deposit Account
     Custodian will open and maintain a special purpose deposit account in the name of Custodian ("Account"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of a Portfolio shall be deposited in said Account. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into the Account, Custodian agrees to make Fed Funds available to the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the applicable portfolio of the Fund based on the schedule attached as Exhibit B. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit to applicable portfolio in that amount. Custodian may open and maintain Accounts in such other banks or trust companies as may be designated by written instructions from designated representatives of Fund, such Accounts, however, to be in the name of Custodian and subject only to its draft or order.
L.   Income and other Payments to Fund
     Custodian will:
     1. Collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of Fund in accordance with the schedule attached hereto as Exhibit B. If, for any

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     reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount.
2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and
3.   Take such other action as may be necessary or proper in connection with:
     a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:
        1. all coupons and other income items requiring presentation; and
        2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and
     b. the endorsement for collection, in the name of Fund, of all checks, drafts or other negotiable instruments.
Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of Fund on the last trade date prior to the date of expiration of such rights.

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

     M. Payment of Dividends and other Distributions
        On the declaration of any dividend or other distribution on the shares of beneficial interest of Fund ("Fund Shares") by the Board of Trustees of Fund, Fund shall deliver to Custodian instructions with respect thereto, including a copy of the resolution of said Board of Trustees certified by the Secretary or an Assistant Secretary of Fund wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution.
        Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the Account, on the date specified in such resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares issued and outstanding on the record date established by such resolution.
     N. Shares of Fund Purchased by Fund
        Whenever any Fund Shares are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the account of Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

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     O. Shares of Fund Purchased from Fund
        Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.
     P. Proxies and Notices
        Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.
     Q. Disbursements
        Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of
        Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

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

     R. Daily Statement of Accounts
        Custodian will render to Fund daily a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during the previous business day. Custodian will monthly render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will use its best efforts to cause any subcustodian (except subcustodians appointed at the request of Fund pursuant to Section 3.S. of this Agreement) to permit such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by such subcustodian which relate to Fund.
     S. Appointment of Subcustodians
        1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as subcustodians as may be selected by Custodian. Any such subcustodian selected by the Custodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. The Custodian may participate directly or indirectly in the Depository Trust Company, Treasury/Federal Reserve Book Entry System, Participant Trust Company (as such entities are defined at 17 CFR Sec. 270.17f-4(b)) or other depository approved by the Fund and with which Custodian has a satisfactory direct or indirect

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           contractual relationship. Custodian will appoint United Missouri
           Bank, N.A. ("UMB") and United Missouri Trust Company of New York ("UMTCNY") as subcustodians. Custodian shall be responsible for UMB, UMTCNY and any other subcustodians appointed by Custodian (except any subcustodians appointed at the request of Fund) to the same extent Custodian is responsible to the Fund under Section 5. of this Agreement. Custodian is not responsible for DTC, the Treasury/Federal Reserve Book Entry System, and PTC except to the extent such entities are responsible to Custodian. Upon request of the Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to Custodian for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian; or
           (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities; provided, that Custodian will be responsible to the Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to Custodian. The Fund shall be entitled to review Custodian's contracts with any such subcustodian.
        2. Fund shall not deliver or cause to be delivered to Custodian or any subcustodian hereunder foreign securities (as defined in Rule 17f-S(c)(1) under the Investment Company Act of 1940) except as may be provided pursuant to a separate written agreement hereafter entered into by Fund and Custodian with respect thereto.
     T. Accounts and Records
        Custodian with the direction and as interpreted by the Fund, Fund's accountants and/or other tax advisors will prepare and maintain complete, accurate and current all accounts and records required to be maintained by Fund and under the general rules and regulations under the Investment

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         Company Act of 1940 ("Rules"), as amended, and under the Internal
         Revenue Code of 1986 ("Code"), as amended, as agreed upon between the parties and will preserve said records in the manner and for the periods prescribed in said Rules and Code, or for such longer period as is agreed upon by the parties. Custodian relies upon Fund to furnish, in writing, accurate and timely information to complete Fund's records and perform daily calculation of the Fund's net asset value, as provided in Section 3.W. below.
         Custodian shall incur no liability and Fund shall indemnify and hold harmless Custodian from and against any liability arising from any failure of Fund to furnish such information in a timely and accurate manner, even if Fund subsequently provides accurate but untimely information. It shall be the responsibility of Custodian to ascertain the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each of Funds securities, but if such information is not readily available from generally accepted securities industry services or publications, Fund shall be responsible for furnishing such information to Custodian. Custodian shall advise Fund when Custodian acquires actual knowledge that it is not, or will not be, able to ascertain any such information from such services or publications.
     U.  Accounts and Records Property of Fund
         Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection and reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, having jurisdiction over the Fund or Custodian, in any requested review of Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information, Custodian will supply necessary data for Fund's completion of any necessary

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        tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.
     V. Adoption of Procedures
        Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, Declaration of Incorporation, Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of the impact, if any, on Fund of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.
     W. Calculation of Net Asset Value
        Custodian will calculate Fund's net asset value, in accordance with Fund's prospectus, once daily. Custodian will prepare and maintain a daily evaluation of securities for which market quotations are available by the use of outside services designated by Fund which are normally used and contracted with for this purpose; all other securities will be evaluated in accordance with Fund's instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by Fund or upon instructions.
     X. Overdrafts
        If Custodian shall in its sole discretion advance funds to the account of the Fund which results in an overdraft because the monies held by Custodian on behalf of the Fund are insufficient to pay the total amount payable upon a purchase of securities as specified in Fund's instructions or for some other reason, the amount of the overdraft shall be payable by the Fund to Custodian upon demand and shall bear the interest rate set forth on the Fee Schedule attached hereto as Exhibit C from the date advanced until the date of payment. Custodian shall have a lien on the assets of the Fund in the amount of any outstanding overdraft.

4.   INSTRUCTIONS.
     -------------

     A. The term "instructions", as used herein, means written or oral instructions to Custodian from designated representatives of Fund. Certified copies of resolutions of the Board of Trustees of Fund naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 4., no authorizations or instructions received by Custodian from Fund, will be deemed to authorize or permit any director, trustee, officer, employee, or agent of Fund to withdraw any of the securities, cash or other assets of Fund upon the mere receipt of such authorization or instructions from such director, trustee, officer, employee or agent.

        Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgement if required at the discretion of Custodian) of instructions, will undertake to deliver for Fund's account monies, (provided such monies are on hand or available) in connection with Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions.

     B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

5.   LIMITATION OF LIABILITY OF CUSTODIAN.
     -------------------------------------

     A. Custodian shall hold harmless and indemnify Fund from and against any loss or liability arising out of Custodian's negligence or bad faith. Custodian may request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

     B. Custodian may rely upon the advice and statements of Fund, Fund's public accountants and other persons to whom the designated representatives of Fund may refer Custodian for advice and/or information, and Custodian shall not be liable for any actions taken, in good faith, upon such advice and/or statements.

     C. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by Custodian, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

     D. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

     E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

     F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

        1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase thereof or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

        2. The legality of the sale of any securities by or for Fund, or the propriety of the amount for which the same are sold;

        3. The legality of the issue or sale of any beneficial interest of Fund, or the sufficiency of the amount to be received therefor;

        4. The legality of the repurchase or redemption of any shares of beneficial interest of, or the propriety of the amount to be paid therefor; or

        5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any shares of Beneficial Interest of Fund in payment of any stock dividend.

     G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

     H. Except as provided in Section 3.S., Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of Custodian.

     I. Custodian shall not be responsible or liable for the failure or delay in performance of its obligations under this Agreement, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to the control of or which prevents or hinders the performance hereunder of Custodian or any entity for which it is responsible hereunder.

     J. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

6.   COMPENSATION.
     -------------

     A. Fund will pay to Custodian such compensation as is stated in the Fee Schedule attached hereto as Exhibit C. If Custodian desires to increase the fees or charges provided for in Exhibit C, it shall, at least sixty
        (60) days prior to the end of the second year of the initial two (2) year term (see Section 7) or of any subsequent annual term hereof, give the Fund written notice (the "Fee Increase Notice") of the proposed changes. If the Fund does not agree to the proposed revised fees and charges, the Fund shall notify Custodian thereof in writing (the "Refusal Notice") within thirty (30) days of receipt of Custodian's notice. If the parties are unable to agree to a rate or manner within the next twenty-nine (29) days after Custodian's receipt of the Refusal Notice, this Agreement shall continue for an additional one hundred and twenty (120) days from the date on which the then current term expires, after which the Agreement shall terminate. Fees and charges shall be at the rate or manner in effect prior to the Fee Increase Notice for the first ninety (90) days and thereafter at that rate increased by the lesser of the proposed, revised fee increase or eight percent (8%) for the remaining thirty
          (30) days.

     B. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 5.C. or 5.D. hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by Custodian. If Custodian charges any amounts against monies held by it for the account of the Fund and it is subsequently determined that Fund did not in fact owe such amount, or any portion thereof, to Custodian, Custodian shall promptly reimburse Fund the amount which was not owed with interest at the prime rate as reported in The Wall Street Journal (midwestern edition) plus three (3) percentage points from the date charged until the date repaid.

7.   TERM AND TERMINATION.
     --------------------

     A.   This Agreement shall remain in force and effect for a period of two
          (2) years, the initial term of this Agreement. This Agreement shall automatically extend for additional, successive twelve (12) month terms upon the expiration of any term hereof, unless terminated as of the end of any term by either party on not less than one hundred and twenty (120) days prior written notice to the other party. Each additional twelve (12) month period shall be an additional term of this Agreement.

     B. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of beneficial interest of Fund vote to have the securities, funds and other properties held under this Agreement delivered and paid over to some other person, firm or corporation specified in the vote, having not less the Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodian as set forth in the Bylaws of Fund, the Board of Trustees of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds and other properties of Fund deposited with or held by Custodian hereunder, or will co-operate in effecting changes in book-entries at the Depository Trust Company, Participants Trust Company or in the Treasury/Federal Reserve Book-Entry System pursuant to 31 CFR Sec. 306.118. In the event no such vote has been adopted by the shareholders of shares of beneficial interest of Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian may petition a court of competent jurisdiction for appointment of a successor custodian, which successor shall be a bank or trust company meeting the qualifications for custodian, if any, set forth in the Bylaws of Fund and having not less that Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Fund shall be responsible for the costs and expenses of Custodian (including reasonable attorneys' fees) incurred in seeking such judicial appointment. Upon delivery to a successor custodian,

          Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Fund which is permitted by the Investment Company Act of 1940, Fund's Deed of Trust and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund c/o Alpha Source Asset Management, Inc., 2 North LaSalle Street, Chicago, Illinois 60602 or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings addressed to Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, Attention: Custody Department or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

9.   MISCELLANEOUS.
     -------------

     A. Except as provided in Section 9.K. below, this Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri.

     B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. Subject to applicable statutes of limitations the representations and warranties, and the indemnifications extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     D. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed each party hereto.

     E. The captions in the Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     H. This Agreement may not be assigned by either party hereto without prior written consent of the other party.

     I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Custodian and Fund.

     J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder shall not affect any rights or obligations of the other party hereunder.

     K. Notice is hereby given that a copy of Funds declaration of trust and all amendments thereto is on file with the Secretary of the Commonwealth of Massachusetts; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any trustee, officer or shareholder of Fund individually. The provisions of this Section 9.K. shall be construed according to the laws of the Commonwealth of Massachusetts.

     L. This Agreement cancels and supersedes that certain Custody Agreement dated December 31, 1986, by and between Fund and Custodian; provided, however, that all duties and liabilities of the parties thereunder with respect to any act, error or omission which occurred prior to the effective date hereof shall survive the execution hereof.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the date first above written.



INVESTORS FIDUCIARY TRUST COMPANY


By: /s/
   ------------------------------

Title: Executive Vice President
      ---------------------------


OBERWEIS EMERGING GROWTH FUND


By: /s/ Gary R. Heller
   ------------------------------

Title: Executive Vice President
      ---------------------------

                                   EXHIBIT A

                       INVESTMENT ACCOUNTING AND CUSTODY

Section I
---------

     In its capacity as the Recordkeeping and Pricing Agent and Custodian for the Fund, Custodian shall perform the following responsibilities on a daily basis:

     1. Prepare available cash forecasts and communicate balances to the Fund.

     2. Review investment portfolio for cash and stock dividends and stock splits.

     3. Review failed security transaction report; investigate failed transactions and report status to Fund.

     4.   Prepare overdraft report with explanation of overdraft.

     5.   Initiate wire movements.

     6.   Post Fund Capital to the Fund's general ledger.

     7. Reconcile ending share balance from transfer agent reports to general ledger; report differences to Fund and resolve with the transfer agent.

     8.   Enter security transactions reported by the Fund.

     9.   Review trade affirmation and resolve discrepancies.

     10. Post bank activity to general ledger; account for all items on bank statements, and prepare and complete daily bank reconciliations, including documentation of reconciling items.

     11.  Post manual journal entries to the general ledger.

     12. Review current daily security transactions for dividends, splits and other corporate activity.

     13.  Prepare Net Asset Value rollforward.

     14. Review individual components of the change in the Fund's Net Asset Value for accuracy and reasonableness.

     15.  Enter manual prices.

     16. Review pricing stratification report for unusual price movements in individual securities; investigate and trace items to the particular pricing sources; and consult with Fund. Review pricing report for detection of stock splits and dividends, cash dividends and corporate action.

     17.  Review for ex-dividend items indicated by pricing sources.

     18. Communicate required pricing information to Fund, quotation/ publication services and to transfer agent. Communicate NAV to newspapers and quotation services in time for publication and to the transfer agent in time to run the shareowner accounts by the beginning of the next day. Communicate the NAV and corresponding worksheet to the Fund.

     19. Attend to routine matters in connection with the calculation of the net asset value and aggregate asset value of the Fund.

     20. Maintain and preserve the books, records and accounts that provide the basis for the above noted items.

Section II
----------
Information/Reports to be transmitted electronically to Fund:

==========================================================================================
CATEGORY                INFORMATION PROVIDED                              FREQUENCY*
==========================================================================================
Pricing Reports         Detail valuation data and the Net                 Daily
                        Asset Value Calculation
------------------------------------------------------------------------------------------
Position Reports        Securities owned detailed by position             Daily and/or
                        or tax lot                                        Monthly
------------------------------------------------------------------------------------------
Transaction Reports     Purchases, sales, maturities, opening             Daily and/or
                        or closing of positions for the time              Monthly and/or
                        frame specified                                   Year to Date
------------------------------------------------------------------------------------------
Income Reports          Journal of interest, amortization or              Daily and/or
                        dividend accruals for the portfolios              Monthly
------------------------------------------------------------------------------------------
Trial Balance           General ledger account activity                   Daily and/or
                                                                          Monthly
------------------------------------------------------------------------------------------
Capital Activity        List of fund share activity for the               Monthly
                        period
==========================================================================================



*Available at times specified at the option of the Fund.

                                   EXHIBIT B
                                   ---------

                       INVESTORS FIDUCIARY TRUST COMPANY
                   AVAILABILITY SCHEDULE BY TRANSACTION TYPE

=======================================================================================================================
  TRANSACTION                     DTC                           PHYSICAL                          FED
  -----------                     ---                           --------                          ---
TYPE                 CREDIT DATE       FUNDS TYPE    CREDIT DATE         FUNDS TYPE     CREDIT DATE     FUNDS TYPE
----                 -----------       ----------    -----------         ----------     -----------     ----------
=======================================================================================================================
Calls Puts           As Received       C or F*        As Received        C or F*
Maturities           As Received       C or F*        Mat. Date          C or F*        Mat. Date       F
Tender Reorgs.       As Received       C              As Received        C              N/A
Dividends            Paydate           C              Paydate            C              N/A
Floating Rate Int.   Paydate           C              Paydate            C              N/A
Floating Rate Int.   N/A                              As Rate Received   C              N/A
(No Rate)
Mtg. Backed P&I      Paydate           C              Paydate + / Bus.   C              Paydate         F
Fixed Rate Int.      Paydate           C              Paydate            C              Paydate         F
Euroclear            N/A               C              Paydate            C
====================================================================================================================


Legend
------
C = Clearinghouse Funds
F = Fed Funds
N/A = Not  Applicable
* Availability based on how received.

Exhibit C
----------


                       INVESTORS FIDUCIARY TRUST COMPANY
                         OBERWEIS EMERGING GROWTH FUND
                                 FEE SCHEDULE


I.     INVESTMENT ACCOUNTING

       A.   Monthly Base Fee Per Portfolio
            ------------------------------

            $750 (not included in minimum monthly asset fee discussed in I.B. below.)

       B.   Minimum Monthly Fee
            -------------------

            There is a monthly minimum fee of $2,500 in aggregate. The monthly minimum fee does not apply to any portfolio if the asset based fee discussed in I.C. below produces greater revenue than the aggregate minimum.

       C.   Asset Based Fee on a Total Relationship Basis
            ---------------------------------------------

           3.5/100 of 1% (3.5 basis points) on the first $500 million in assets 2.5/100 of 1% (2.5 basis points) on the next $100 million in assets 1/100 of 1% (1 basis point) on all assets in excess of $600 million

II.    SECURITY CUSTODY

       A.   Domestic Securities
            -------------------

            Asset-Based Fee on a total relationship basis:
              2.5/100 of 1% (2.5 basis points) on the first $500 million in assets
              1.5/100 of 1% (1.5 basis points) on the next $500 million in assets
              1/100 of 1% (1 basis point) on all assets in excess of $1 billion

            Transaction Fee, per transaction:
              Physical Delivery - $20.00
              Depository Eligible - $10.00
              Participant Trust Company (PTC) Eligible - $12.00
              PTC Asset-backed Security Paydown - $8.00
              Other Asset-backed Security Paydown - $10.00
              Overnight Sweeps - $5.00 (buy-side only)
              Federal Funds Wire Received or Delivered - $6.00

September 2, 1993                                                   Page 1 of 3

       B.    Foreign Securities
             ------------------

             Asset-Based Fee on a total relationship basis:

              6/100 of 1% (6 basis points) on all assets held in Euroclear/CEDEL/First Chicago Clearing
              16/100 of 1% (16 basis points) on all assets held in foreign securities
              40/100 of 1% (40 basis points) on all assets held in emerging markets

            Transaction Fee, per transaction:

              Euroclear/CEDEL/First Chicago Clearing - $45.00
              Emerging Markets - $120.00

       C.   Balance Credits
            ---------------

            IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

            Note: The bank credit rate is the equivalent to the lesser of:
            .     The average 91-day Treasury Bill discount rate for the month
               or
            .     The average Federal Funds rate for the month less
                  50 basis points.

       D.   Overdraft Charges
            -----------------

            Overdrafts will be calculated at the Prime rate (as published in the Wall Street Journal) and charged on a daily basis.


September 2, 1993                                                   Page 2 of 3

III.   NOTES TO THE ABOVE FEE SCHEDULE

       A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets.

       B. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

       C. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not Limited to forms, postage, magnetic tapes, printing, proxy processing, microfilm, microfiche, back-up recovery, pricing services, overnight mailing services, FDIC insurance, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

       D. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

       E. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by IFTC.

       F. For the first six months of operations for each fund, the Investment Accounting minimums will be waived. The stated rates apply to all minimums after the initial six months.


/s/                                          /s/ Gary R. Heller
-----------------------------------          -------------------------------
Investors Fiduciary Trust Company            Oberweis Emerging Growth Fund

             9/8/93                                      9/3/93
-----------------------------------          -------------------------------
Date                                         Date


September 2, 1993                                                   Page 3 of 3